Exhibit 99

Form 4 Joint Filer Information

Name:	York GP, Ltd.

Address:	1 Bay Street, Suite 400 PO Box CB 12618 Nassau, Bahamas

Designated Filer:        York Lion Fund, L.P.

Issuer & Ticker Symbol:       The Cronos Group (CRNS)

Date of Event Requiring Statement:       June 24, 2004

Signature:	York GP, Ltd.

	By:	/s/ Elinor A. Wexler, Attorney-in-Fact

Name:	Stephen Nicholas Walker

Address:	1 Bay Street, Suite 400 PO Box CB 12618 Nassau, Bahamas

Designated Filer:       York Lion Fund, L.P.

Issuer & Ticker Symbol:       The Cronos Group (CRNS)

Date of Event Requiring Statement:       June 24, 2004

Signature:	By:	/s/ Elinor A. Wexler, Attorney-in Fact

Exhibit 99 - Page 1 of 2

Exhibit 99

Form 4 Joint Filer Information (continued)

Name:	The Lion Fund Limited

Address:	5th Floor, Harbour Place PO Box 30464 SMP Grand Cayman, Cayman Islands

Designated Filer:       York Lion Fund, L.P.

Issuer & Ticker Symbol:       The Cronos Group (CRNS)

Date of Event Requiring Statement:       June 24, 2004

Signature:	The Lion Fund Limited

	By:	/s/ Elinor A. Wexler, Attorney-in-Fact

Exhibit 99 - Page 2 of 2